UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 26, 2015

MOSYS, INC.

(Exact name of registrant as specified in its charter)

000-32929

(Commission File Number)

Delaware	77-0291941
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3301 Olcott Street
Santa Clara, California 95054

(Address of principal executive offices, with zip code)

(408) 418-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

(a)                                 At the annual meeting of stockholders of MoSys, Inc. (the “Company”) held on May 26, 2015, the Company’s stockholders voted on three proposals which are described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 22, 2015.

(b)                                 Voting results were as follows:

•             Proposal 1 — Election of directors to serve until the next annual meeting of stockholders.

	For	Withheld	Broker Non-Vote
Stephen L. Domenik	24,478,409	426,920	28,579,306
Tommy Eng	23,899,627	1,005,702	28,579,306
Chi-Ping Hsu	23,899,627	1,005,702	28,579,306
Victor K. Lee	24,478,409	426,920	28,579,306
Leonard Perham	22,290,722	2,614,607	28,579,306

All of the foregoing candidates were elected to serve as directors until the next annual meeting of stockholders.

•             Proposal 2 — Ratification of the Audit Committee’s appointment of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

For	Against	Abstain	Broker Non-Vote
53,287,772	54,222	142,641	—

The foregoing proposal was approved.

•            Proposal 3 — Approval of the amendment and restatement of the Company’s 2010 Employee Stock Purchase Plan to increase the number of shares currently reserved for issuance by adding to the share reserve an additional 2,000,000 shares.

For	Against	Abstain	Broker Non-Vote
24,515,287	317,085	72,957	28,579,306

The foregoing proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOSYS, INC.

Date: May 29, 2015	By:	/s/ James W. Sullivan
James W. Sullivan
Vice President of Finance and Chief Financial Officer